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                                                                     EXHIBIT 21

                         SUBSIDIARIES OF ALARIS MEDICAL, INC.



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Name                                              Jurisdiction of Incorporation
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
ALARIS Medical Systems, Inc.                      Delaware
IVAC Overseas Holding, Inc.                       Delaware
IMED Nominee, Inc.                                Delaware
ALARIS Foreign Sales Corp.                        Barbados
ALARIS Medical Canada Ltd.                        Canada
ALARIS Medical Nordic, AB                         Sweden
IVAC Industries Limited                           United Kingdom
ALARIS Medical UK Limited                         United Kingdom
ALARIS Medical France, S.A.                       France
ALARIS Medical Deutschland, GmbH                  Germany
ALARIS Medical Espana, S.L.                       Spain
IMED Ltd.                                         United Kingdom
ALARIS Medical Australia Pty Ltd.                 Australia
IMED Holding Co. Ltd.                             British Virgin Islands
ALARIS Consent Corporation                        Delaware
ALARIS Release Corporation                        Delaware
Sistemas Medicos ALARIS, S.A., de CV              Mexico
ALARIS Medical Norway A/S                         Norway
ALARIS Medical Italia, S.P.A.                     Italy
ALARIS Medical Holland, BV                        Netherlands
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